UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 9, 2007

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida		32204

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 23.1
EXHIBIT 99.1

EXPLANATORY NOTE
     On November 15, 2007, Fidelity National Financial, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the completion of the acquisition by the Company and others of Ceridian Corporation, a Delaware corporation (“Ceridian”), for approximately $5.3 billion, comprised of $1.6 billion in equity funding by investors, $3.5 billion in proceeds from additional Ceridian debt, and $0.2 billion in cash from Ceridian. The Company acquired a 33% interest in Ceridian in this transaction. This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Initial Report to provide financial information required by Item 9.01 of Form 8-K. No other amendments to the Initial Report are being made by the Amendment.
Item 9.01. Financial Statements and Exhibits
     (a) Financial statements of the business acquired.
     To the extent required by this item, the financial statements of the business acquired by the Company are included in this Amendment through incorporation by reference to the annual report on Form 10-K of Ceridian for the year ended December 31, 2006 and to the quarterly report on Form 10-Q of Ceridian for the nine months ended September 30, 2007.
     (b) Pro forma financial information.
     To the extent required by this item, pro forma financial information is filed as Exhibit 99.1 to this Amendment and incorporated by reference herein.
     (d) Exhibits

Exhibit
Number	Description
23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

99.1	Unaudited pro forma condensed consolidated financial information of Fidelity National Financial, Inc. as of September 30, 2007 and for the year ended December 31, 2006 and the nine month period ended September 30, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Anthony J. Park
Anthony J. Park
Chief Financial Officer

Dated: January 23, 2008

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EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

99.1	Unaudited pro forma condensed consolidated financial information of Fidelity National Financial, Inc. as of September 30, 2007 and for the year ended December 31, 2006 and the nine month period ended September 30, 2007.

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